                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 6, 1997 (JUNE 6, 1997)


                            ENVIROTEST SYSTEMS CORP.
             (Exact name of registrant as specified in its charter)

        DELAWARE                      0-21454               06-0914220
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)        Identification Number)


                          ENVIROTEST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE               33-57384-01, 033-75406-01      36-2680300
(State or other jurisdiction          (Commission           (IRS Employer
   of incorporation)                  File Number)       Identification Number)


                                246 SOBRANTE WAY
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 481-3900
 (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)




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Item 5.   Other Events

         On June 6, 1997 Envirotest Systems Corp. (the "Company or Envirotest") announced that it has signed an agreement with the State of Illinois to upgrade the State's existing centralized auto emissions testing program to an enhanced program. The agreement also extends the program term to 2006. Capital expenditures required to implement the new program are expected to total approximately $75 million.

         Envirotest successfully operates an existing basic testing program in Illinois which expires on June 30, 1997. Under the terms of the new contract, Envirotest will continue to perform basic emissions testing throughout the implementation phase of the new program. Enhanced testing will commence in early 1999. The Company will earn a portion of its contracted revenue during the implementation period for performance of the basic test and other services provided during this period. Revenues for the nine-year term are expected to total approximately $385 million.

         See the attached copy of the Company's press release.

         The expected total program revenues of approximately $385 million includes an amount not to exceed $48 million which will be paid to Envirotest by the State during the course of the implementation of the program upgrade. These payments may be applied toward the expenditures required to implement the program.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                              ENVIROTEST SYSTEMS CORP.

                                              ENVIROTEST TECHNOLOGIES, INC.



Dated:  June 30, 1997                         By:  /s/ Raj Modi
                                                 ----------------------------
                                              Name:  Raj Modi


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[ENVIROTEST
 SYSTEMS                                             N E W S
 LOGO]


Contact:  Robert D. Siegfried
          Adam Weiner
          Kekst and Company
          (212) 593-2655


             ENVIROTEST SIGNS NEW NINE-YEAR CONTRACT WITH ILLINOIS

                      - ENVIROTEST TO UPGRADE AND OPERATE
            EXISTING CENTRALIZED VEHICLE EMISSIONS TESTING PROGRAM -


FOR IMMEDIATE RELEASE
---------------------

Sunnyvale, CA (June 6, 1997) - Envirotest Systems Corp. (NASDAQ:ENVI) today announced it has signed an agreement with the State of Illinois to upgrade the State's existing centralized auto emissions testing program to an enhanced program. The agreement also extends the program term to 2006. Capital expenditures required to implement the new program are expected to total approximately $75 million.

Envirotest successfully operates an existing basic testing program in Illinois which expires on June 30, 1997. Under the terms of the new contract, Envirotest will continue to perform basic emissions testing throughout the implementation phase of the new program. Enhanced testing will commence in early 1999. The Company will earn a portion of its contracted revenue during the implementation period for performance of the basic test and other services provided during this period. Revenues for the nine-year term are expected to total approximately $385 million.

Envirotest Systems Corp. is the largest provider of vehicle inspection services in the country, and the only domestic company that provides vehicle inspection services outside the United States.

This press release contains statements that are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which represent the Company's expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements. A number of such factors are set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K.

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